Exhibit (8)(k)(ii)

                AMENDMENT TO PARTICIPATION AGREEMENT, SCHEDULE A

     THIS AMENDMENT to Schedule A of the Participation Agreement by and among, First American Insurance Portfolios, Inc. ("FAIP"), a Minnesota corporation, U.S. Bancorp Asset Management, Inc. ("USBAM"), a Delaware Corporation (FKA U.S. Bancorp Piper Jaffray Asset Management), and Conseco Variable Insurance Company ("Conseco"), a Texas Life insurance company, on behalf of itself and each of its segregated asset accounts, is made and entered into this 13th day of March, 2002, and is effective as of the 25th day of April 2001.

     WHEREAS, FAIP, USBAM and Conseco previously entered into a Participation Agreement ("Agreement"): and

     WHEREAS, Schedule A of such Agreement set forth various segregated asset accounts and contracts which were permitted to invest in the FAIP funds; and

     WHEREAS, the Conseco Variable Account L, a Conseco Variable Universal Life Contract, is a segregated asset account that was not included in the initial Schedule A; and

     WHEREAS, the parties intended that the Conseco Variable Account L, a Conseco Variable Universal Life Contract, be included in the initial Schedule A as one of the segregated asset accounts permitted to invest in the FAIP funds.

     NOW, THEREFORE, the parties to this Amendment, intending to be legally bound, agree as follows:

     1. Schedule A is hereby amended to include the Conseco Variable Account L, a Conseco Variable Life Contract, a form of which is attached hereto.

     2. This amendment is effective as of the 25th day of April 2001.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Participation Agreement on the date first above written.

FIRST AMERICAN INSURANCE                 U.S. BANCORP ASSET MANAGEMENT, INC.
PORTFOLIOS, INC.

By:  /s/ Jeff Wilson                     By:  /s/ Robert Nelson
     ----------------------------------       ----------------------------------
Name:  Jeff Wilson                       Name: Robert Nelson
       --------------------------------        ---------------------------------
Its:  VP                                 Its:  COO
      ---------------------------------        ---------------------------------

CONSECO VARIABLE INSURANCE
COMPANY

By:  /s/ Jon Davis
     ----------------------------------
Name:  Jon Davis
       --------------------------------
Its:  Senior Vice President
      ---------------------------------

                                   SCHEDULE A

                           AMENDMENT TO SCHEDULE A TO
       PARTICIPATION AGREEMENT, EFFECTIVE AS OF THE 25TH DAY OF APRIL 2001

FUNDS AVAILABLE UNDER THE CONTRACTS

o   First American Insurance Portfolios, Inc.:

         Large Cap Growth Portfolio Class IB Shares
         Mid Cap Growth Portfolio Class IB Shares

SEPARATE ACCOUNTS AND CONTRACTS

Conseco Variable Annuity Separate Account C - Maxiflex Individual Contract
                                              Maxiflex Group Contract

Conseco Variable Annuity Separate Account E - Achievement/Education Series
                                              Contracts

Conseco Variable Annuity Separate Account F - Conseco Advantage Series Contract

Conseco Variable Annuity Separate Account G - Monument Series Contract

Conseco Variable Annuity Separate Account H - Advantage Plus Series Contract

Conseco Variable Annuity Separate Account I - Conseco Advantage Strategy Series

Conseco Variable Account L                  - Conseco Variable Universal Life
                                              Contract